EXHIBIT 8.1
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                              LIST OF SUBSIDIARIES
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     NAME OF SUBSIDIARY              JURISDICTION            % OWNERSHIP
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Descartes U.S. Holdings, Inc.     Delaware                  100%
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Descartes Systems (USA) LLC       Delaware                  100%
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Descartes Systems AB              Sweden                    100%
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